UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2017, Silgan Holdings Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with the Initial Purchasers named therein (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell $300 million aggregate principal amount of its 4 3⁄4% Senior Notes due 2025 (the “4 3⁄4% US Dollar Notes”) and €650 million aggregate principal amount of its 3 1⁄4% Senior Notes due 2025 (the “3 1⁄4% Euro Notes”; and, together with the 4 3⁄4% US Dollar Notes, the “Notes”) to the Initial Purchasers in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended. The closing for the sale of the Notes is subject to customary conditions and is expected to occur on or about February 13, 2017. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The net proceeds from the offering of the 4 3⁄4% US Dollar Notes will be approximately $296.2 million and the net proceeds from the offering of the 3 1⁄4% Euro Notes will be approximately €642.3 million, in each case after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company intends to use the net proceeds from the sale of the 4 3⁄4% US Dollar Notes to prepay a portion of its outstanding US Dollar term loans and repay a portion of its outstanding revolving loans under its senior secured credit facility. The Company intends to use the net proceeds from the sale of the 3 1⁄4% Euro Notes to prepay all of its outstanding Euro term loans and repay a portion of its outstanding revolving loans under its senior secured credit facility, to repay certain other foreign bank revolving and term loans of certain of its non-U.S. subsidiaries and to redeem, on or after April 1, 2017, a portion of the Company’s outstanding 5% Senior Notes due 2020 and pay the applicable redemption premium therefor.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Section 8—Other Events

Item 8.01. Other Events.

On February 8, 2017, the Company issued a press release announcing the pricing of the Notes. A copy of this press release is furnished herewith as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement dated February 8, 2017 among Silgan Holdings Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch International, as representatives of the Initial Purchasers named therein.

99.1	Press Release dated February 8, 2017 announcing the pricing of the new Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

	By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary
Date: February 10, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Purchase Agreement dated February 8, 2017 among Silgan Holdings Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch International, as representatives of the Initial Purchasers named therein.

99.1	Press Release dated February 8, 2017 announcing the pricing of the new Senior Notes.

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